Exhibit 99.1
PRESS RELEASE
Piramal Healthcare Limited to acquire Minrad International, Inc.
— Combined company will create a global company in inhaled anaesthetic gas products —
Mumbai, December 22, 2008: Piramal Healthcare Limited [NSE: Pirhealth, BSE: 500302], one of India’s largest pharmaceutical and healthcare companies, and Minrad International, Inc. (AMEX: BUF), a provider of generic inhalation anesthetics, jointly announced that they have signed a definitive merger agreement for Piramal to acquire Minrad. Under the terms of the agreement, Minrad will merge with a newly incorporated wholly-owned subsidiary of Piramal. If the merger is completed, stockholders of Minrad will receive $0.12 per share in cash. In connection with the merger agreement, Piramal has also agreed to acquire Minrad’s 8% Senior Secured Convertible Notes from the note holders. Total consideration for the merger and acquisition of the notes, in cash plus the assumption of debt, will be approximately $40 million. The transaction is conditioned upon approval by Minrad’s stockholders and other customary closing conditions. It is not subject to any financing contingency and is expected to close in the first quarter of 2009.
The strategic combination will give Piramal access to key intellectual property for the manufacture of inhalation anesthetics, including process-based intellectual property for both sevoflurane and desflurane, and will provide Piramal an immediate entry into the US market for sevoflurane, the largest selling inhalation anesthetic in the US.
Piramal is a leading producer of halothane and isoflurane, while Minrad’s product portfolio of inhalation anaesthetics consists of isoflurane, enflurane and sevoflurane. In addition, Minrad has filed an Abbreviated New Drug Application (ANDA) for desflurane with the US Food and Drug Administration (FDA).
Upon completion of the merger, the combined company will have a marketing and sales network across 108 countries with 178 distributors, capable of supplying anesthetic products to supply chain vendors and end users, including hospitals, pain management clinics, veterinary hospitals, university research centers, and medical industrial users.
Commenting on the acquisition, Mr. Ajay Piramal, Chairman, Piramal Group said, “The offer to Minrad is consistent with our commitment to build a serious global presence in Critical Care. We respect the leading work that Minrad scientists and workforce have built over the past many years. Our dedication to building the Critical Care business is a reflection of our commitment to knowledge and innovation, dynamic action and care that empowers — consistent with our Group’s values.”
David DiGiacinto, President of Minrad said: “The proposed transaction with Piramal is the result of an extended process undertaken by our Board of Directors and financial advisors to address the company’s capital requirements. Our Board believes the transaction is in the best interests of all our stakeholders, and also allows our employees to continue growing the Minrad business as part of a global leader in anesthetic products. We hope to complete it as soon as possible.”

The Boards of Directors of Piramal and Minrad have approved the transaction. Certain stockholders of Minrad, holding approximately 20% percent of Minrad’s outstanding common stock, have agreed to vote for approval of the merger with Piramal.
Concurrently, with the signing of the merger agreement, Piramal provided Minrad with a senior secured loan of $12 million to provide Minrad with capital for operations during the period preceding the closing of the merger.
Upon closing of the merger, Piramal expects the transaction to be accretive to its earnings for the fiscal year ending March 31, 2010.
Advisors
UBS Investment Bank acted as exclusive financial advisor to Piramal Healthcare. Waller Lansden Dortch & Davis, LLP, Ashurst LLP and Reed Smith LLP acted as legal advisors to Piramal Healthcare in connection with the transaction. Barclays Capital Inc. acted as exclusive financial advisor to Minrad and Hodgson Russ LLP acted as legal advisor.
Important Information about the Merger
In connection with the proposed merger, Minrad International, Inc. intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. When available, Minrad International will mail the proxy statement and related materials to its stockholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other document and reports filed by Minrad International with the SEC) at the SEC’s website, http://www.sec.gov, and at the Minrad International website, http://www.minrad.com.
Minrad International and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Minrad International stockholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Minrad International’s 2008 annual meeting of stockholders filed with the SEC on April 21, 2008, and a Form 10-KSB/A filed by Minrad International with the SEC on April 21, 2008, both of which are available free of charge from the SEC and Minrad International at their web sites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Minrad International with the SEC and which will be available free of charge from the Minrad International and the SEC at their websites, as indicated above.
For investor queries, please contact:
Piramal Group
Vijay Sathye, President — M&A and Investor Relations Tel: +91 (0) 22 3046 6412
vijay.sathye@piramal.com
Sagar Gokani, Manager — Investor Relations Tel: +91 (0) 22 3046 6474

sagar.gokani@piramal.com
Prasad Mhatre, Manager — Investor Relations Tel: +91 (0) 22 3046 6489
prasad.mhatre@piramal.com
For further information, please contact:
Piramal Group
Ganesh Somwanshi
Corporate Communications
Piramal Group
Contact: +91-22-3046 7873
Mobile: +91-9819334878
ganesh.somwanshi@piramal.com Shuchi / Priyanka
Hanmer & Partners
Tel: +91-22-6633 5969
Mobile: +91-9987059571 / +91-98336 99707
shuchi@hanmerpr.com
priyanka@hanmerpr.com
Minrad International, Inc
Charles R. Trego, Jr.
Executive Vice President and CFO
(716) 855-1068
Notes to Editors:
About the Piramal Group
Spanning a broad spectrum of industries and formats, the Piramal Group is committed to achieving excellence and leadership by adhering to ethically sound, innovative and value-driven practices in its diverse, yet focused, business ventures and initiatives. The Group’s turnover exceeded US$900 million in FY2008.
About Piramal Healthcare
Piramal Healthcare Limited (“PHL”) is one of India’s largest pharmaceutical companies with a growth track record of 29% CAGR in Sales and Profits since 1988. PHL had consolidated revenues of US$580 million in 2007-08. The Company is currently ranked 4th in the Indian market with a diverse product portfolio spanning nine therapeutic areas. The Company is also one of the largest custom manufacturing companies with a global footprint of assets across North America, Europe and Asia. PHL is listed in India on the National Stock Exchange (Ticker: PIRHEALTH) and the Bombay Stock Exchange (Ticker: 500302). For further information, visit www.nicholaspiramal.com

About Minrad International, Inc.
MINRAD International, Inc. is an interventional pain management company with real-time image guidance, anesthesia and analgesia, conscious sedation product lines. The real-time image guidance products facilitate minimally invasive surgery especially for pain management and have broad applications in orthopedics, neurosurgery, and interventional radiology. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. MINRAD International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness. Additional information can be found at the company’s website, http://www.minrad.com.
Forward-Looking Statements:
This press release contains forward-looking statements based on Minrad management’s current expectations and projections about future events and trends that management believes may affect Minrad’s financial condition, results of operations, business strategy and financial needs. The words “expect,” “plan,” “will” and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the merger, the proxy statement and the combined company’s growth, continued success and prospects from the merger, have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of Minrad to control or predict. These factors include, without limitation: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Minrad and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; (vi) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (vii) other risks and uncertainties detailed from time to time in Minrad’s filings with the Securities and Exchange Commission; including those risks described under the heading “Risk Factors” of Minrad International’s Form 10-KSB/A, filed with the Securities and Exchange Commission on April 21, 2008. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. Minrad undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.